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                                                                    Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT



We consent to the use of our reports dated January 24, 2002 and December 14, 2000 on the financial statements of Stratus Services Group, Inc. as of September 30, 2001 and 2000 and for the years ended September 30, 2001, 2000 and 1999 which is included in this S-1 (Registration No. 333-55312) of Stratus Services Group, Inc. and to the reference to our firm under the caption "Experts".

                                         /s/ Amper, Politziner & Mattia P.A.
                                         AMPER, POLITZINER & MATTIA P.A.


January 25, 2002

Edison, New Jersey